As filed with the Securities and Exchange Commission on October 30, 2003

                                                      Registration No. 333-47591
================================================================================

                UNITES STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      -----------------------------------

                        PENNFED FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)



              MARYLAND                                22-3297339
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

 622 EAGLE ROCK AVENUE, WEST ORANGE, NEW JERSEY                       07052
 (Address of principal executive offices)                          (Zip Code)

                      PENN FEDERAL SAVINGS BANK 401(k) PLAN
                            (Full title of the Plan)

                             -----------------------

                               JOSEPH L. LAMONICA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        PENNFED FINANCIAL SERVICES, INC.
                              622 EAGLE ROCK AVENUE
                          WEST ORANGE, NEW JERSEY 07052
                     (Name and address of agent for service)

                                 (973) 669-7366
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                            JAMES S. FLEISCHER, P.C.
                              CRAIG M. SCHEER, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                            1700 WISCONSIN AVE., N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 295-4500

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                 Proposed maximum        Proposed maximum
 Title of securities      Amount to be             offering price            aggregate               Amount of
  to be registered         registered                per share             offering price         registration fee
-----------------------------------------------------------------------------------------------------------------------

       N/A(1)                N/A                      N/A                      N/A                      N/A
=======================================================================================================================

(1) No additional securities are being registered, and the registration fee was paid upon the filing of the original Registration Statement on March 9, 1998 (Reg. No. 333-47591). Therefore, no further registration fee is required.

                                EXPLANATORY NOTE

This Post-Effective Amendment No.1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-47591, the "Registration Statement") filed by PennFed Financial Services, Inc., a Delaware corporation ("PennFed Delaware"), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), by PennFed Financial Services, Inc., a Maryland corporation (the "Registrant"), which is the successor to PennFed Delaware following a statutory merger on October 30, 2003 (the "Merger") for the purpose of changing PennFed Delaware's state of incorporation from Delaware to Maryland. Prior to the Merger, the Registrant had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, the Registrant succeeded by operation of law to all of the assets and liabilities of PennFed Delaware. The Merger was approved by the stockholders of PennFed Delaware at PennFed Delaware's Annual Meeting of Stockholders held on October 29, 2003, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as modified by this Amendment, the Registrant, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a) PennFed Delaware's Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

(b) PennFed Delaware's Current Reports on Form 8-K filed on July 16, 2003, August 1, 2003, September 25, 2003, and October 29, 2003;

(c) Annual Report on Form 11-K of the Penn Federal Savings Bank 401(k) Plan for the plan year ended June 30, 2002;

(d) the description of the common stock contained in the Registration Statement on Form 8-A filed by PennFed Delaware on May 5, 1994, and the articles of incorporation and bylaws of the Registrant attached as Appendices C and D, respectively, to PennFed Delaware's definitive proxy statement for its 2003 annual meeting of stockholders, filed by PennFed Delaware on September 22, 2003; and

(e) the description of the stock purchase rights contained in the Registration Statement on Form 8-A filed by PennFed Delaware on March 28, 1996, as amended on Form 8-A/A filed by PennFed Delaware on February 11, 1998 and as further amended on Form 8-A/A-2 filed by PennFed Delaware on October 14, 1998.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in any, annual meeting proxy statement. Nor shall this incorporation by reference be deemed to specifically incorporate by reference the information provided under Item 9 or Item 12 of any Current Report on Form 8-K.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for monetary damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent a final judgment or adjudication against the director or officer is based on a determination that the director's or officer's act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against the director or officer. The Registrant's charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

     Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful. The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     The Registrant's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     See the Index to Exhibits to this Registration Statement.


 Item 9.  Undertakings.
          ------------

     (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                    (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on October 30, 2003.

                        PENNFED FINANCIAL SERVICES, INC.


                        By  /s/ Joseph L. LaMonica
                            -------------------------------------
                            Joseph L. LaMonica
                            President and Chief Executive Officer
                            (Duly Authorized Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph L. LaMonica, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including additional post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his or her substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Joseph L. LaMonica                                    Date: October 30, 2003
-----------------------------------------------
Joseph L. LaMonica
Director, President and Chief Executive Officer
(Principal Executive Officer)



/s/ Claire M. Chadwick                                    Date: October 30, 2003
-----------------------------------------------
Claire M. Chadwick
Executive Vice President,
 Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)



/s/ William C. Anderson                                   Date: October 30, 2003
-----------------------------------------------
William C. Anderson
Chairman of the Board



/s/ Amadeu L. Carvalho                                    Date: October 30, 2003
-----------------------------------------------
Amadeu L. Carvalho
Director

/s/ Patrick D. McTernan                                   Date: October 30, 2003
-----------------------------------------------
Patrick D. McTernan
Director


/s/ Marvin D. Schoonover                                  Date: October 30, 2003
-----------------------------------------------
Marvin D. Schoonover
Director


/s/ Mario Teixeira, Jr.                                   Date: October 30, 2003
-----------------------------------------------
Mario Teixeira, Jr.
Director


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on October 30, 2003.

                                           PENN FEDERAL SAVINGS BANK 401(k) PLAN

                                        By /s/ Laura Beckmeyer
                                           -------------------------------------
                                           Name:    Laura Beckmeyer
                                           Title:   Plan Administrator

                                INDEX TO EXHIBITS


Exhibit
Number                              Description
------                              -----------

 4.1 Articles of Incorporation of PennFed Financial Services, Inc., a Maryland corporation (the "Registrant") (included as Appendix C to the definitive proxy statement filed by PennFed Financial Services, Inc., a Delaware corporation and predecessor of the Registrant ("PennFed Delaware"), with the Securities and Exchange Commission (the "Commission") on September 22, 2003 and incorporated herein by reference).

 4.2           Bylaws  of  the  Registrant   (included  as  Appendix  D  to  the
               definitive proxy statement filed by PennFed Delaware with the Commission on September 22, 2003 and incorporated herein by reference).

 4.3 Stockholder Protection Rights Agreement (filed as an exhibit to PennFed Delaware's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, filed with the Commission on March 28, 1996 as amended on Form 8-A/A (the "Form 8-A/A") filed with the Commission on February 11, 1998, and as further amended on Form 8-A/A-2 (the "Form 8-A/A-2") filed with the Commission on October 14, 1998. The First Amendment to the Stockholders Protection Rights Agreement is filed as an exhibit to the Form 8-A/A and the Second Amendment to the Stockholders Protection Rights Agreement is filed as an exhibit to the Form 8-A/A-2.).

 5             Opinion of Silver, Freedman & Taff, L.L.P.

 23.1          Consent of Silver,  Freedman & Taff, L.L.P.  (included in Exhibit
               5)

 23.2          Consents of Deloitte & Touche LLP

 24            Power of Attorney (contained on signature page)


-------------------------

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.